Exhibit 99.1

Mateon Enters into Merger Agreement with PointR Data to Leverage Disruptive AI Technology in Its Innovation-Driven Quest for a Cure of Cancer

AGOURA HILLS, California and SANTA CLARA, California August 19, 2019 (GLOBE NEWSWIRE) — Mateon Therapeutics, Inc. (OTCQB:MATN) (“Mateon”) and PointR Data Inc. (PointR), a privately-held, developer of high performance cluster computer and artificial intelligence company, announced today that they have entered into a definitive agreement with respect to a merger, creating a publicly traded artificial intelligence (“AI”) driven immuno-oncology company with a robust pipeline of first in class TGF-β immunotherapies for late stage cancers such as gliomas, pancreatic cancer and melanoma.

“We believe that the merger of Mateon and PointR will create a combined company that can generate shareholder value through a promising pipeline of next generation immunotherapies leveraging high performance, personalized and secure cluster computer for AI driven drug development and personalized healthcare deliveries,” said Vuong Trieu, Ph.D., Chairman and Chief Executive Officer of Mateon. “This is culmination of over a year of working together on disruptive technologies for drug development and healthcare.”

“We are thrilled at the opportunity of vertically integrating AI and drug development capabilities under one roof. We expect to quickly identify promising new therapeutic opportunities for various diseases delivering compelling business value” said Saran Saund, PointR’s Chief Executive Officer. “The prospect of interdisciplinary teams from biotech and technology sectors can significantly accelerate drug candidates towards the clinic while expanding our proprietary datasets”.

“The integration of AI and machine learning algorithms in new drug discovery and lead optimization, design of biomarker-driven clinical studies as well as identification of biomarker-enriched patient populations most likely to respond to new anti-cancer drug candidates are potentially paradigm-shifting initiatives with a very high scientific merit. AI-based cognitive technologies have the potential to streamline our clinical development strategy for the portfolio drug candidates, including our lead compound OT101, by amplifying our knowledge and understanding of the target cancers, their biology as well as structural and pharmacologic characteristics of the lead compounds”, said Dr. Fatih Uckun, MD, PhD, the Chief Medical Officer of Mateon. “Furthermore, the combined use of AI and the Blockchain technology supported by the PointR AI computing platform has a very high impact potential for a better cancer care and especially patient-tailored cancer treatments”, he added. Dr. Uckun explained: “Blockchain technology-powered clinical development platforms for the anti-cancer drug candidates in our pipeline, including our lead compound OT101 could (i) expedite multi-stakeholder collaboration via optimized peer-to-peer data sharing for success of R&D efforts aimed at a cure for difficult-to-treat forms of cancer, (ii) amplify data management capabilities that are critical for the clinical development of the most promising drug candidates, and (iii) enable rapid identification of best clinical study sites and investigators as well as optimized clinical protocol designs to ensure high quality clinical trials with streamlined feasibility checks and very short study start-up and rapid completion times.

Merger Terms

Under the terms of the merger agreement, PointR will be merged into and become a wholly owned subsidiary of Mateon. Holders of PointR common stock prior to the merger will be entitled to $15,000,000 payable in shares of Mateon common stock, calculated at of $0.18 per share. The merger agreement also provides for two additional tranches of merger consideration based on: (1) PointR’s achievement of proof of concept and (2) licensing deal for AI based asset for minimum of $100 million in life-time license fees of which at least $10 million has been received. Each tranche is for $7,500,000 in value of additional Mateon common stock, based on the market price at the time of payment, subject to a minimum value of $0.18 per share.

The merger is subject to customary conditions to closing. In addition, Mateon’s obligation to close is conditioned on PointR providing audited financial statements that would be required for Mateon to comply with the SEC’s filing requirements. PointR’s obligation to close is conditioned on Mateon raising a minimum of $10 million in an equity financing transaction or $5 million in a commercial agreement. In addition, PointR’s obligation is conditioned upon Mateon to grant a license to allow the former shareholders of PointR to use elements of the technology in fields outside of pharmaceutical development. Mateon and PointR intend to actively seek additional capital to support the combined business, no additional equity financing or commercial agreement is in place at this time. The merger is not expected to close expected to close until such financing is secured.

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immune-oncology drug candidate of Mateon/Oncotelic, is a first-in-class RNA therapeutic targeting TGF beta that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. The founding team members of Oncotelic were responsible for the development of Abraxane as chemotherapeutic agents for breast, lung, melanoma, and pancreatic cancer. Abraxane was approved in 2005 and has more than $1B in sales annually. The same founding team was responsible for the development of Cynviloq, a next generation Abraxane, which was acquired by NantPharma for $1.3B. Mateon/Oncotelic will leverage its deep expertise in oncology and RNA therapeutic drug development to improve treatment outcomes and survival of cancer patients. For more information, please visit www.oncotelic.com and www.mateon.com.

About PointR Data Inc.

PointR is a revenue generating stage AI company with a revolutionary cluster-computer platform for AI that crunches machine learning models at a fraction of the power and budget of mainstream computing. It provides for an AI computing platform for pharmaceutical and healthcare verticals including blockchain support for clinical and manufacturing where data integrity and security are of utmost importance. PointR is composed of a team of seasoned Silicon Valley executives. PointR CEO, Saran Saund has been founder, CEO and GM at several startups and public companies. He has returned significant value to shareholders in his startups. Chief technology officer, Burcak Beser has been founder and CTO of several successful private and public companies with over 144 patents during his career. For additional information please see www.pointr.ai

About Mateon’s Lead Product Candidate, OT-101

High-grade gliomas (HGG) are characterized by a T-cell exhaustion signature and pronounced T-cell hyporesponsiveness of their tumor microenvironment (TME). Transforming growth factor beta 2 (TGFB2) has been implicated as a key contributor to the immunosuppressive landscape of the TME in HGG. OT101, a first-in-class RNA therapeutic designed to abrogate the immunosuppressive actions of TGFB2, is Oncotelic’s lead anti-brain tumor drug candidate. OT101 has been granted orphan designation by the FDA under the Orphan Drug Act (ODA). ODA provides for granting special status to a drug to treat a rare disease or condition upon request of a drug company. Orphan designation qualifies the sponsor of the drug for various development incentives of the ODA, including tax credits for qualified clinical testing. In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induces durable complete and partial responses in recurrent and refractory adult HGG patients, including young adults with GBM or AA. Mateon/Oncotelic intends to continue the development of OT-101 and also apply the AI platform acquired in this merger for multiple drug discovery and clinical development projects (including but not limited to our lead drug candidate OT101) as well as other healthcare indications.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Statements concerning the anticipated completion of the proposed merger, the anticipated success of the PointR technology, or the benefits expected to be gained from the merger are all forward-looking statements. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

Email: ashah@oncotelic.com

For PointR Data Inc.:

Saran Saund

Email: saran@pointr.ai